Oppenheimer Main Street California Tax-Exempt Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution        Amount From    Amount From Long
Reinvestment        Investment     or Short-Term      Reinvestment
(Ex)Date            Income         Capital Gains      Price

Class A Shares
  06/14/90          $0.0600        $0.0000             $11.570
  07/12/90           0.0620         0.0000              11.580
  08/09/90           0.0620         0.0000              11.570
  09/06/90           0.0620         0.0000              11.380
  10/04/90           0.0620         0.0000              11.350
  11/01/90           0.0620         0.0000              11.460
  11/29/90           0.0620         0.0000              11.580
  12/31/90           0.0709         0.0000              11.580
  01/24/91           0.0639         0.0000              11.610
  02/21/91           0.0650         0.0000              11.680
  03/21/91           0.0637         0.0000              11.580
  04/18/91           0.0635         0.0000              11.680
  05/16/91           0.0661         0.0000              11.670
  06/13/91           0.0639         0.0000              11.560
  07/11/91           0.0646         0.0000              11.650
  08/08/91           0.0624         0.0000              11.750
  09/05/91           0.0629         0.0000              11.770
  10/03/91           0.0629         0.0000              11.840
  10/31/91           0.0613         0.0000              11.830
  11/27/91           0.0646         0.0000              11.820
  12/31/91           0.0751         0.0053              12.000
  01/23/92           0.0530         0.0000              12.010
  02/20/92           0.0608         0.0000              11.880
  03/19/92           0.0589         0.0000              11.840
  04/16/92           0.0686         0.0000              11.940
  05/14/92           0.0564         0.0000              11.940
  06/11/92           0.0624         0.0000              11.960
  07/09/92           0.0621         0.0000              12.180
  08/06/92           0.0584         0.0000              12.310
  09/03/92           0.0606         0.0000              12.190
  10/01/92           0.0643         0.0000              12.160
  10/29/92           0.0647         0.0000              11.920
  11/25/92           0.0622         0.0000              12.090
  12/31/92           0.0777         0.0181              12.140
  01/28/93           0.0621         0.0000              12.200
  02/25/93           0.0624         0.0000              12.560
  03/25/93           0.0623         0.0000              12.480
  04/22/93           0.0610         0.0000              12.530
  05/20/93           0.0612         0.0000              12.500
  06/17/93           0.0604         0.0000              12.560
  07/09/93           0.0655         0.0000              12.670
  08/10/93           0.0655         0.0000              12.700
  09/10/93           0.0655         0.0000              12.960
  10/08/93           0.0655         0.0000              12.950

Oppenheimer Main Street California Tax-Exempt Fund
Page 2


Distribution        Amount From     Amount From Long
Reinvestment        Investment      or Short-Term      Reinvestment
(Ex)Date            Income          Capital Gains      Price

Class A Shares (continued)
  11/10/93           0.0631         0.0000              12.720
  12/10/93           0.0611         0.0281              12.820
  01/10/94           0.0611         0.0000              12.860
  02/10/94           0.0611         0.0000              12.830
  03/10/94           0.0611         0.0000              12.230
  04/08/94           0.0611         0.0000              11.850
  05/10/94           0.0611         0.0000              11.790
  06/10/94           0.0611         0.0000              12.120
  07/08/94           0.0611         0.0000              11.790
  08/10/94           0.0611         0.0000              11.880
  09/09/94           0.0611         0.0000              11.830
  10/10/94           0.0611         0.0000              11.530
  11/10/94           0.0611         0.0000              11.000
  12/09/94           0.0611         0.0000              11.010
  01/10/95           0.0611         0.0000              11.240
  02/10/95           0.0611         0.0000              11.730
  03/10/95           0.0611         0.0000              11.890
  04/10/95           0.0611         0.0000              12.060
  05/10/95           0.0611         0.0000              12.140
  06/09/95           0.0611         0.0000              12.290

Class B Shares
  12/10/93                0.0573         0.0281              12.810
  01/10/94                0.0488         0.0000              12.850
  02/10/94                0.0479         0.0000              12.810
  03/10/94                0.0495         0.0000              12.220
  04/08/94                0.0480         0.0000              11.830
  05/10/94                0.0505         0.0000              11.770
  06/10/94                0.0496         0.0000              12.100
  07/08/94                0.0510         0.0000              11.770
  08/10/94                0.0506         0.0000              11.860
  09/09/94                0.0498         0.0000              11.810
  10/10/94                0.0513         0.0000              11.520
  11/10/94                0.0512         0.0000              10.990
  12/09/94                0.0516         0.0000              11.000
  01/10/95                0.0519         0.0000              11.230
  02/10/95                0.0503         0.0000              11.720
  03/10/95                0.0516         0.0000              11.880
  04/10/95                0.0511         0.0000              12.050
  05/10/95                0.0505         0.0000              12.130
  06/09/95                0.0503         0.0000              12.270






Oppenheimer Main Street California Tax-Exempt Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 06/30/95:

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

  One Year                        Five Year

  $1,037.53 1                     $1,391.00 .2
 (---------)  - 1 =  3.75%       (---------)   - 1 = 6.82%
   $1,000                          $1,000

  Inception

  $1,418.12 .1955
 (---------)  - 1 =  7.07%
   $1,000

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the second year:

  One Year                        Inception

  $1,028.96 1                     $  983.05 .5990
 (---------)  - 1 =  2.90%       (---------)   - 1 = -1.02%
   $1,000                           $1,000

Examples at NAV:

Class A Shares

  One Year                        Five Year

  $1,089.26 1                     $1,460.33 .2
 (---------)  - 1 =  8.93%       (---------)   - 1 =  7.87%
   $1,000                          $1,000

  Inception

  $1,488.79 .1955
 (---------)   - 1 = 8.09%
   $1,000



Oppenheimer Main Street California Tax-Exempt Fund
Page 4



1. Average Annual Total Returns for the Periods Ended 06/30/95
(continued):

Examples at NAV:

Class B Shares

  One Year                        Inception

  $1,078.96 1                     $1,020.51 .5990
 (---------)  - 1 =   7.90%      (---------)   - 1 =  1.22%
   $1,000                           $1,000



2.  Cumulative Total Returns for the Periods Ended 06/30/95:

    The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 4.75%:

    One Year                            Five Year

    $1,037.53 - $1,000                  $1,391.00 - $1,000
    ------------------  =  3.75%        ------------------  = 39.10%
       $1,000                           $1,000

    Inception

    $1,418.12 - $1,000
    ------------------  =  41.81%
       $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the second year:

    One Year                            Inception

    $1,028.96 - $1,000                  $  983.05 - $1,000
    ------------------  =   2.90%       ------------------  = -1.70%
       $1,000                                 $1,000







Oppenheimer Main Street California Tax-Exempt Fund
Page 5



2.  Cumulative Total Returns for the Periods Ended 06/30/95
(continued):

Examples at NAV:

Class A Shares

    One Year                            Five Year

    $1,089.26 - $1,000                  $1,460.33 - $1,000
    ------------------  =  8.93%        ------------------  = 46.03%
         $1,000                                $1,000

    Inception

    $1,488.79 - $1,000
    ------------------  =  48.88%
         $1,000


Class B Shares

    One Year                            Inception

    $1,078.96 - $1,000                  $1,020.51 - $1,000
    ------------------  =   7.90%       ------------------  =  2.05%
       $1,000                           $1,000






Oppenheimer Main Street California Tax-Exempt Fund
Page 6



3.  Standardized Yield for the 30-Day Period Ended 06/30/95:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                          a - b            6
             Yield =  2 { (--------  +  1 )  -  1 }
                         cd or ce

      The symbols above represent the following factors:

        a = Dividends and interest earned during the 30-day period.
        b = Expenses accrued for the period (net of any expense
            reimbursements).
        c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
        d = The Fund's maximum offering price (including sales charge)
            per share on the last day of the period.
        e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.



Class A Shares

Example, assuming a maximum sales charge of 4.75%:


           $ 377,210.01 - $ 43,303.28      6
         2{(-------------------------- +  1)  - 1}  = 4.93%
              6,464,016  x  $12.69


Class B Shares

Example at NAV:


           $  12,245.19 - $  3,948.52       6
         2{(--------------------------  +  1)  - 1}  = 3.96%
                210,058  x  $12.08




Oppenheimer Main Street California Tax-Exempt Fund
Page 7




4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/95:

    The Fund's dividend yields are calculated using the following formula:

          Dividend Yield   =  { (a / 30) x 365 } / b or c

    The symbols above represent the following factors:

      a = The accrual dividend earned during the period.
      b = The Fund's maximum offering price (including sales charge)
          per share on the last day of the period.
      c = The Fund's net asset value (excluding sales charge) per share on the last day of the period.

Examples:

Class A Shares

  Dividend Yield
  at Maximum Offering         $.0614287/30 x 365
                              ------------------  =  5.89%
                                    $12.69

  Dividend Yield
  at Net Asset Value          $.0614287/30 x 365
                              ------------------  =  6.18%
                                    $12.09

Class B Shares

  Dividend Yield
  at Net Asset Value          $.0511064/30 x 365
                              ------------------  =  5.15%
                                    $12.08



Oppenheimer Main Street California Tax-Exempt Fund
Page 8




4. TAX-EQUIVALENT YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/95:

   The Fund's tax-equivalent yields are calculated using the following formula:

          a
        -----  +  b  =  Tax-Equivalent Yield
        1 - c

   The symbols above represent the following factors:

   a = 30-day SEC yield of tax-exempt security positions in the portfolio.
   b = 30-day SEC yield of taxable security positions in the portfolio.
   c = Combined stated tax rate (e.g., federal and state income tax rates for an individual in the 39.6% federal tax bracket filing singly).


       Examples:


  Class A Shares

                       .0493
                    -----------  +  0  =  9.17%
                    1  -  .4624


  Class B Shares

                       .0396
                    -----------  +  0  =  7.37%
                    1  -  .4624



Combined Stated Tax Rate Formula

          1 - {(1-d)(1-e)} = Combined Stated Tax Rate

     The symbols above represent the following factors:

     d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
     e = Stated California State tax rate (e.g., for an individual in the 39.6% federal and 11.00% state tax bracket filing singly).


      Example:   1 - {(1 - .3960)(1 - 0.1100)} = 46.24%



